EXHIBIT 10.101

                    FIRST AMENDMENT TO STOCK PURCHASE WARRANT


     THIS FIRST AMENDMENT TO STOCK PURCHASE WARRANT (the "Agreement") is made as of the 1st day of August 1996 by and between Biomune Systems, Inc.., a Nevada corporation (the "Company"), and A.L. Sarroff, an individual (the "Registered Holder"). The Company and the Registered Holder are sometimes referred to herein collectively as the "Parties."

                                    RECITALS:

     A. WHEREAS, on January 31, 1995, pursuant to the terms of a Consulting Agreement of even date therewith entered into between the Parties, the Company granted the Registered Holder a Stock Purchase Warrant to purchase from the Company a total of 125,000 shares of the Company's Common Stock, $0.0001 par value per share (defined therein as the Warrant Stock), at an exercise price of $6.00 per share (defined therein as the Exercise Price), as evidenced by Certificate No. C-1000 ("Warrant C-1000"), a copy of which is attached hereto as Exhibit "C";

     B. WHEREAS, all capitalized terms used in this Amendment that are not otherwise defined herein, shall be deemed to have the meanings ascribed to them in Warrant C-1000;

     C. WHEREAS, the Company and the Registered Holder deem it necessary and appropriate to amend the Exercise Price of the Warrant Stock in Warrant C-1000;

     D. WHEREAS, the Company and the Registered Holder further deem it necessary and in their best interests to amend Warrant C-1000 to add a new Section 11 to Warrant C-1000, which new Section shall be designated as Section 11 to Warrant C-1000 and which Section 11 will state the terms and limits of a lock-up of the Registered Holder's right to exercise Warrant C-1000 and acquire the Warrant Stock; and

     F. WHEREAS, the Company is currently contemplating filing a registration statement with the United States Securities and Exchange Commission (the "SEC") on Form S-1 or Form S-3 to register certain shares of the Company's Common Stock (the "Registration Statement"), which Registration Statement is currently contemplated to be declared effective by the SEC by or about December 31, 1996.

     NOW THEREFORE, in consideration of the foregoing Recitals, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Amendment of Warrant C-1000 Exercise Price. The Exercise Price for Warrant C-1000 shall be amended to extend to August 1, 2001.

     2. Addition of New Section 11. Warrant C-1000 shall be amended to add a new
Section 11 reading in its entirety as follow:

          "SECTION 11. Six Month Lock-Up. Notwithstanding any other provision of this Warrant, the Registered Holder shall not exercise the purchase rights represented by this Warrant until the later to occur of (a) six (6) months after the SEC declares the Registration Statement effective or (b) January 31, 1997."

     3. No Other Amendments. Except as provided in this Amendment, Warrant C-1000 shall not be deemed to be amended or altered and shall remain in full force and effect as originally executed. This Amendment shall be deemed to be effective as of the date first set forth above and shall not be modified or altered except by a writing signed by the Parties. The above Recitals shall be deemed to be incorporated herein by this reference.

         DATED August 1, 1996.


                             THE COMPANY:

                             BIOMUNE SYSTEMS, INC., a Nevada corporation


                             By:  /s/  David G. Derrick
                                  --------------------------
                                  David G. Derrick
                                  Its:  Chief Executive Officer


                             REGISTERED HOLDER:


                                  /s/  A.L. Sarroff
                                  --------------------------
                                  A.L. Sarroff

    Exhibit "C" consists of a Stock Purchase Warrant dated January 31, 1995.